EXHIBIT 23.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.4 to this Registration Statement on Form S-3 of our report dated September 16, 2013, relating to the consolidated financial statements and financial statement schedules of CBL & Associates Limited Partnership appearing in a Current Report on Form 8-K filed on September 16, 2013, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia                                         September 16, 2013